Exhibit 10.30
GIRARD SECURITIES, INC.
9560 Waples Street, Suite B
San Diego, California 92121
March 30, 2010
The Film Department Holdings, Inc.
8439 Sunset Blvd., 2nd Floor
West Hollywood, California 90069
Attn: Mark Gill, Chief Executive Officer
RE: Investment Advisory Services on behalf of The Film Department Holdings, Inc.
Dear Mr. Gill:
     Girard Securities, Inc. (“Girard”, “us” or “we”) is pleased to act as financial advisor for The Film Department Holdings, Inc. (the “Company” or “TFD”) for a period of six months following the closing date of the Company’s initial public offering (“IPO”) to be co-managed by Girard. Such financial advisory services to the Company will include: (i) evaluating and advising on a continuing basis following the IPO, the Company’s financial condition and capital structure, and (ii) assisting and advising the Company in connection with proposed corporate acquisitions as well as future debt and equity financings to finance such acquisitions or for general corporate purposes. The purpose of this letter agreement is to memorialize the terms of our engagement by the Company.
     1. Transaction Summary. During the term of this engagement, as defined in Section 4, Girard will serve as financial advisor to the Company with respect to the matters set forth above.
     2. Information Provided to Girard In connection with our engagement, the Company has agreed to furnish to Girard, on a timely basis following the closing date of the IPO, with all relevant information needed by Girard to perform under the terms of this letter agreement. During our engagement, it may be necessary for us to (i) interview the management of, the auditors for, and the consultants and advisors to the Company; (ii) rely (without independent verification) upon data furnished to us by them; and (iii) review any financial and other reports relating to the business and financial condition of the Company as we may determine to be relevant to our advisory services. In this connection, the Company will make available to us such information as we may request, including information with respect to the assets, liabilities, earnings, earning power, financial condition, historical performance, future prospects and financial projections and the assumptions used in the development of such projections of the Company. We agree that all nonpublic information obtained by us in connection with our engagement will be held by us in strict confidence and will be used by us solely for the purpose of performing our obligations relating to our engagement.
     We do not assume any responsibility for, or with respect to, the accuracy, completeness or fairness of the information and data supplied to us by the Company or its representatives. In addition, the Company acknowledges that we will assume, without independent verification, that all information supplied to us with respect to the Company will be true, correct and complete in all material respects and will not contain any untrue statements of material fact or omit to state a material fact necessary to make the information supplied to us not misleading. If at any time during the course of our engagement the

Company becomes aware of any material change in any of the information previously furnished to us, it will promptly advise us of the change or furnish us with additional information.
     3. Scope of Engagement. Girard has been engaged by the Company only in connection with the IPO (for which we are being compensated separately pursuant to the Underwriting Agreement to be entered into in connection with the IPO) and the matters described in this letter agreement, and for no other purpose. We have not made, and will assume no responsibility to make, any representation in connection with our engagement as to any legal matter. Except as specifically provided in this letter agreement, Girard shall not be required to render any advice or reports in writing or to perform any other services to the Company.
     4. Term of Engagement. We will act as the Company’s financial advisor for a period of six months from the closing date of the IPO. This agreement shall terminate if the IPO is not completed and shares are not issued to the public by June 30, 2010.
     5. Compensation. As compensation for our advisory services, the Company will issue to us on the closing date of the IPO or as soon as practicable thereafter, warrants to purchase 160,000 shares of common stock (“Warrants”) exercisable at 120% of the IPO price of our shares of common stock. The Warrants will be exercisable commencing six months from the closing date of the IPO and for a period of four and one half years thereafter. The Warrants will not be assignable except to officers and partners of Girard. The Warrants will include a one-time right to require the underlying shares to be registered for resale on Form S-3, subject to customary terms and conditions, and customary piggyback registration rights as generally contained in underwriting warrants issued in connection with public offerings of securities. For further clarification, the Company will issue the warrants if and only if the IPO is completed and shares are issued to the public. If the IPO is terminated or is not completed by June 30, 2010, whether or not the registration statement relating to the IPO becomes effective, then this Agreement shall terminate and no warrants will be issued hereunder. If the IPO is completed and the warrants are issued, the warrants will be deemed to be compensation relating to the IPO.
     6. Other Business. The Company understands that if Girard is asked to act for the Company in any other capacity relating to this engagement but not specifically addressed in this letter, then such activities shall constitute separate engagements and the terms and conditions of any such engagements will be embodied in one or more separate written agreements, containing provisions and terms to be mutually agreed upon.
     7. Other Girard Activities. Girard is a full service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of our trading and brokerage activities, Girard or its affiliates may hold positions, for its own account or the accounts of customers, in equity, debt or other securities of the Company or any other company that may be involved in a transaction with the Company.
     8. Compliance with Applicable Law. In connection with this engagement, the Company and Girard will comply with all applicable federal, state and foreign securities laws and other applicable laws. Notwithstanding anything to the contrary herein or in the Warrants, in the event of any conflict with the terms of this Agreement and/or the Warrants and any FINRA rule, including Rule 5110, and specifically including subsection (g) thereof, the FINRA rules shall govern and this document and/or the Warrants, as applicable, will be deemed modified to the extent necessary to ensure compliance with all applicable FINRA rules.
     9. Independent Contractor. Girard is and at all times during the term hereof will remain an independent contractor, and nothing contained in this letter agreement will create the relationship of employer and employee or principal and agent as between the Company and Girard or any of its employees. It is understood that Girard’s responsibility to the Company is solely contractual in nature and that Girard does not owe the Company, or any other party, any fiduciary duty as a result of its engagement.
     10. Successors and Assigns. This letter agreement and all obligations and benefits of the parties hereto shall bind and shall inure to their benefit and that of their respective successors and assigns.
     11. Governing Law and Arbitration. This agreement shall be governed by and construed under the laws of the State of California applicable to contracts made and to be performed entirely within the State of California. Any dispute, claim or controversy arising out of or relating to this agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in San Diego, California, before one arbitrator. The arbitration shall be administered by JAMS. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Each party will bear its own costs for arbitration. The prevailing party in arbitration shall be entitled to reasonable attorneys’ fees. The provisions of this paragraph 11 shall survive any termination of this agreement.
     12. General Provisions. The letter agreement is binding upon the parties hereto. No purported waiver or modification of any of the terms of this letter agreement will be valid unless made in writing and signed by the parties hereto. Section headings used in this letter agreement are for convenience only, are not a part of this letter agreement and will not be used in construing any of the terms hereof. This letter agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof, and there are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is to be embodied in this letter agreement, and none of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention, not so set forth herein. No provision of this letter agreement shall be construed in favor of or against either of the parties hereto by reason of the extent to which either of the parties or its counsel participated in the drafting hereof. If any provision of this letter agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall remain in full force and effect. This letter agreement may be executed in any number of counterparts and by facsimile signature.
     If the foregoing correctly sets forth your understanding of our agreement, please sign the enclosed copy of this letter and return it to Girard.

Very truly yours, GIRARD SECURITIES, INC.
By:	/s/ Richard Woltman
Richard Woltman, Chief Executive Officer

     The undersigned hereby accepts, agrees to and becomes party to the foregoing letter agreement, effective as of the date first written above.

THE FILM DEPARTMENT HOLDINGS, INC.
By:	/s/ Mark Gill
Mark Gill, Chief Executive Officer

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